Exhibit 99.1

Leucadia National Corporation 2015 Investor Day October 8, 2015

1

Note on Forward Looking Statements Certain statements contained herein may constitute "forward - looking statements" within the meaning of Section 27 A of the Securities Act of 1933 , Section 21 E of the Securities Exchange Act of 1934 and/or the Private Securities Litigation Reform Act of 1995 , which reflect FXCM's current views with respect to, among other things, its operations and financial performance in the future, and the potential impact to FXCM of the cybersecurity incident described in this press release . These forward - looking statements are not historical facts and are based on current expectations, estimates and projections about FXCM's industry, management's beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control . Accordingly, readers are cautioned that any such forward - looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict including, without limitation, risks associated with the events that took place in the currency markets on January 15 , 2015 and their impact on FXCM's capital structure, risks associated with FXCM's ability to recover all or a portion of any capital losses, risks relating to the ability of FXCM to satisfy the terms and conditions of or make payments pursuant to the terms of the credit agreement with Leucadia, risks related to FXCM's dependence on FX market makers, market conditions, risks associated with the outcome of any potential litigation or regulatory inquiries to which FXCM may become subject as a result of this cybersecurity incident, risks associated with potential reputational damage to FXCM resulting from this cybersecurity incident, the outcome of FXCM's ongoing investigation (including FXCM's potential discovery of additional information relating to this cybersecurity incident) and the extent of remediation costs and other additional expenses that may be incurred by FXCM as a result of this security incident, and those other risks described under "Risk Factors" in FXCM Inc . 's Annual Report on Form 10 - K and other reports or documents FXCM files with, or furnishes to, the SEC from time to time, which are accessible on the SEC website at sec . gov . This information should also be read in conjunction with FXCM's Consolidated Financial Statements and the Notes thereto contained in FXCM's Annual Report on Form 10 - K, and in other reports or documents the FXCM files with, or furnishes to, the SEC from time to time, which are accessible on the SEC website at sec . gov . 2

116,919 136,427 163,094 170,930 183,679 190,377 177,305 50,000 100,000 150,000 200,000 2009 2010 2011 2012 2013 2014 Q2 2015 Continuing Operations Company Overview Total Active Accounts (1) Volume by Geography Continuing Operations (Q2/15) Asia 32.5% EMEA 34.4% Rest of World 9.6% United States 23.5% (1) An Active Account represents an account that has traded at least once in the previous twelve months. ■ FXCM (NYSE: FXCM) is a leading online provider of foreign exchange trading services to approximately 180,000 retail customers globally ■ Founded in 1999 by six partners – five still active in the business, including both CEO & COO ■ Multi - asset class product offering – with approximately 70% of volumes in OTC Spot FX and 30% in contracts for difference (“CFDs”) on OTC precious metals, oil, commodities and equity - index CFDs ■ Global reach – content and advertising in 180 countries and 16 languages 3

Transaction Summary ■ 2014 adjusted revenues of $453 million and adjusted EBITDA of $107 million; market capitalization of $1.2 billion prior to Swiss National Bank (“SNB”) currency adjustment ■ Leucadia provided a two - year $300 million secured financing in January 2015 to support the capital shortfall that resulted from extraordinary volatility in the Swiss Franc as a result of the action taken by the SNB on January 15, 2015 ─ $203 million remains outstanding today, which is expected to be repaid in the next 6 months, and Leucadia has realized $148 million from principal repayments, interest and fees through September 30, 2015 ■ Leucadia is entitled to a percentage of the proceeds received in connection with certain transactions, including sale proceeds, dividends and distributions 4

Industry Update ■ FXCM is the largest retail FX broker in Asia (ex. Japan) and the U.S.; top five in Europe ■ Fragmented industry, which has seen steady decline in the number of competitors as regulatory and compliance burdens have continued to increase in recent years ─ There are now only 5 active Retail Foreign Exchange Dealers in the U.S. versus 43 in 2007 ■ The January 15th, 2015 SNB event further reduced the number of FX brokers ■ CFDs are an important component of many brokers’ offerings as well, particularly in Europe (1) Based on Forex Magnates Q2/15 Quarterly Industry Report. Excludes Japanese brokers. Global FX Daily Volumes By Retail Broker (ex. Japan) (1) 16.6 15.4 10.5 9.9 9.9 7.8 5.5 4.3 3.9 3.9 3.3 3.3 3.1 2.9 2.8 0.0 5.0 10.0 15.0 (In $ billions) 5

Financial Performance ■ Cash position remains strong, with $208 million in operating cash in continuing operations (and an additional $65 million in discontinued operations) ■ Customer equity from continuing operations increased from $667 million at 03/31/15 to $735 million at 06/30/15 ─ $47 million of increase due to acquisition of Citibank retail FX business in June; remainder organic ■ FXCM’s regulatory capital position is strong ─ Minimum regulatory capital requirements in continuing operations of $59 million versus current regulatory capital of $ 150 million: a surplus of $91 million $209 $181 $- $50 $100 $150 $200 $250 1H 14 1H 15 Adjusted Revenues (1) $38 $20 $- $10 $20 $30 $40 1H 14 1H 15 Adjusted EBITDA (1) $1.5 $1.9 $- $0.5 $1.0 $1.5 $2.0 $2.5 1H 14 1H 15 Retail Volume (2) 344 527 0 150 300 450 600 1H 14 1H 15 Daily Average Trades (2) $ Millions $ Millions $ Trillions Thousands (1) Source: Adjusted Revenues and Adjusted EBITDA per FXCM’s 2nd Quarter 2015 earnings conference call presentation. Adjusted Re ven ues and Adjusted EBITDA are non - GAAP measures and include both Continuing and Discontinued Operations. See FXCM’s 2nd Quarter earnings call pres entation for reconciliation to GAAP measures. (2) Source: Retail Volume and Daily Average Trades per FXCM’s 2nd Quarter 2015 10 - Q and are based upon Continuing Operations. 6

2015 Developments

- Near term goal remains to repay debt to Leucadia through non-core asset sales and cash generated from operations
  - Have generated $148 million of principal, interest and fees to Leucadia and $203 million remained outstanding under the credit agreement as of September 30, 2015
- Asset sale process ahead of schedule; targeting to have all debt repaid by first quarter of 2016
- Additionally, business is stabilized and client equity returning to growth

Entity	FXCM Ownership	Notes
FXCM Japan	100%	**Sold for $62M**
FXCM Hong Kong	100%	**Sold for $38M**
FastMatch	35%	Institutional JV with Credit Suisse; **in process**
FXCM Securities (UK)	100%	Small UK equities broker; **in process**
Lucid	50.1%	Leading non-bank FX market maker in UK; **in process**
V3 Markets	50.1%	Chicago based multi-asset HF proprietary trader; **in process**

7

Strategic Priorities ■ FXCM today remains in a strong competitive and financial position, with new initiatives to enhance growth just getting underway ─ Single share CFD launch ■ Client surveys show the lack of the single share CFD offering is the main reason why clients choose FXCM competitors ■ Sizeable revenue opportunity ■ Broadening of agency offering in CFDs ─ Will be an important differentiator to competitors ─ Continue roll - out of dealing desk execution to small clients ■ Dealing desk execution for small clients now 10% of total retail volume in June ■ Targeting overall revenue of $70 - 80 per million ■ Additionally, FXCM considerably levered to interest rate increases ─ Each 100bps in Fed Funds rate adds ~$ 40 - 50 million in EBITDA 8